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                                                                    EXHIBIT 10.8

                 CRAWFORD & COMPANY DISCRETIONARY ALLOWANCE PLAN

This Discretionary Allowance Plan is hereby adopted by the Senior Compensation and Stock Option Committee of the Board of Directors of Crawford & Company on this 31st day of January, 1995.

                                    ARTICLE I
                                   Definitions

For purposes of this Plan, unless the context requires otherwise, the following words and phrases shall have the indicated meanings:

1.1  Company - means Crawford & Company.

1.2  Plan - means this Discretionary Allowance Plan and any amendments thereto.

1.3 Committee - means the Senior Compensation and Stock Option Committee of the Board of Directors of the Company.

1.4  Participant - means any officer of the Company.

1.5  Named Fiduciary - means the Chief Financial Officer of the Company.

1.6  Plan Administrator - means the Named Fiduciary.

1.7  Plan Year - means the calendar year.

1.8  Effective Date - means January 1, 1995.

1.9 Discretionary Allowance - means the Discretionary Allowance paid to a Participant in accordance with Section 2.1 of this Plan.

                                   ARTICLE II
                                    Allowance

2.1 Payment. On or before the last day of the months of January, April, July, and October of each Plan Year after the Effective Date, the Company shall pay to each then current Participant a Discretionary Allowance in the amount of Six Hundred Twenty-five Dollars ($625.00).

2.2 Purpose. Each Participant may use his or her Discretionary Allowance as he or she sees fit for club memberships, offset of deductions for Company benefits, additional insurance, or any other purpose whatsoever.

2.3 Accountability. Participants shall not be accountable to the Company for the expenditure of the Discretionary Allowance.

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2.4  Source of Payment. The Discretionary Allowances paid under this Plan shall be paid from the general assets of the Company.

                                   ARTICLE III
                              Plan Administration

3.1 Plan Administrator. The Plan Administrator shall have control of the administration of this Plan, with all powers necessary to enable him to properly carry out his duties in this respect. He may appoint in writing such agents as he may deem necessary for the effective performance of his duties, and may delegate to other agents those powers and duties whether administerial or discretionary, which he may deem expedient or appropriate.

3.2 Records. The Plan Administrator shall maintain a record of all Participants and the Discretionary Allowance paid to each such Participant.

                                   ARTICLE IV
                                 Miscellaneous

4.1 Amendments. This Plan may be amended in any respect at any time, from time to time, by the Committee.

4.2 Termination of Plan. The Committee expects this Plan to be continued indefinitely, but, of necessity, it reserves the right to terminate the Plan at any time provided, notwithstanding any other provision of this Plan, in the event this Plan is terminated during a Plan Year, each Participant shall be entitled only to any Discretionary Allowance that would have been payable to him or her pursuant to terms of the Plan prior to the effective date of such termination.

4.3 Termination of Participant Designation. A Participant's designation as such shall be terminated, automatically and without Committee action on the date Participant's employment as an officer of the Company terminates for any reason, voluntarily or involuntarily, including death.

4.4 No Right of Continued Employment. An individual's designation as a Participant shall not create any right of continued employment with the Company nor, during such employment, continued designation as a Participant.

4.5 Income Tax. The amount of the Discretionary Allowance paid to each Participant shall be included in his or her compensation as and to the extent required by the rules and regulations of the Internal Revenue Service.

4.6 Headings. The headings and subheadings of this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the Plan provisions.

4.7 Applicable Law. This Plan shall be construed in accordance with the laws of the State of Georgia.

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IN WITNESS WHEREOF, the Committee has caused this Plan document to be executed as of this 31st day of January, 1995.

                                        SENIOR  COMPENSATION  AND STOCK  OPTION
                                           COMMITTEE OF THE BOARD OF DIRECTORS
                                           OF CRAWFORD & COMPANY


                                        By: /s/ J. Hicks Lanier
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                                            J. Hicks Lanier, Chairman